                                                                   EXHIBIT 10.4

                               SAFECO CORPORATION

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                              NON-EMPLOYEE DIRECTOR


SAFECO Corporation ("SAFECO") hereby grants to _________________ ("Optionee") a nonqualified option to purchase 2,000 shares of SAFECO Common Stock, subject to the Terms of the Stock Option Grant Program for Non-Employee Directors under the SAFECO Long-Term Incentive Plan of 1997 ("Plan") adopted by the Board of Directors on November 4, 1998 ("Director Grant Program") and the following terms and conditions:

1. TERM. This Award Agreement is effective from the date stated below until the earlier of (i) the close of business on _______________, _____, and
        (ii) such other date as may apply pursuant to the provisions of the Director Grant Program governing retirement, death, disability or other termination of service as a director of SAFECO.

2. PURCHASE PRICE. Optionee may purchase the shares covered by this Award Agreement at a price of $______ per share.

3. VESTING. The option shall vest and become fully exercisable on __________, ____ [date of next shareholders' meeting].

4. EXERCISE OF OPTIONS. After the option vests, Optionee may exercise up to the total number of shares covered by this option contract, subject to a minimum purchase of 10 shares at any one time, at any time prior to expiration of the term stated in Section 1.

5. METHOD OF EXERCISE. To exercise the option, in whole or in part, Optionee shall deliver a written notice to the Company's Chief Executive Officer, stating the number of shares as to which the option is being exercised, accompanied by payment in full for that number of shares. The option exercise price may be paid (i) in cash and/or (ii) in shares of the Company's common stock (either through physical delivery of certificates or by attestation of existing stock ownership), or (iii) by delivering a properly executed cashless exercise notice containing an irrevocable request to the Company to withhold the number of shares necessary to pay the exercise price.

6. EXERCISE OF RIGHTS FOLLOWING CHANGE IN CONTROL. Notwithstanding the limitations on exercise stated in Section 3, in the event of a Change in Control of SAFECO (as defined in the Plan), the option shall become exercisable in full immediately prior to the Change in Control and may thereafter be exercised in whole or in part at any time before expiration of the term stated in Section 1.

7. RIGHTS AS STOCKHOLDER. Neither Optionee nor Optionee's legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to the option until after the stock is issued.

8. INCORPORATED PROVISIONS. Each provision stated in the attached Program is incorporated by reference into this Award Agreement.

DATED:  ___________, ______.


        SAFECO CORPORATION                         OPTIONEE

        By ________________________                ________________________
             Roger H. Eigsti, Chairman



                       TERMS OF STOCK OPTION GRANT PROGRAM
                           FOR NON-EMPLOYEE DIRECTORS
                UNDER THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997

              ADOPTED BY THE SAFECO CORPORATION BOARD OF DIRECTORS
                                NOVEMBER 4, 1998


The following provisions set forth the terms of the stock option grant program (the "Program") for non-employee directors of SAFECO Corporation ("Company") under the SAFECO Long-Term Incentive Plan of 1997 (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between these terms and those in the Plan, the Plan shall govern. All capitalized terms that are not defined in this Program shall be as defined in the Plan.

1.      ELIGIBILITY

Each director of the Company who is not an employee of the Company or any Subsidiary (an "Eligible Director") shall be eligible to receive annual grants under the Plan, as described below.

2.      ANNUAL GRANT

Commencing with the 1999 annual meeting of the Company's shareholders, a nonqualified stock option to purchase 2,000 shares of the Company's common stock shall automatically be granted to each Eligible Director in office immediately after the annual shareholders' meeting. The terms of the option shall be set forth in an Award Agreement.

3.      PRICE

The exercise price for shares purchased under each option shall be the Fair Market Value of the Company's common stock on the date of grant.

4.      VESTING

Options granted to directors shall vest and become fully exercisable on the date of the first annual meeting of shareholders after the grant.

5.      METHOD OF EXERCISE

Each exercise of an option granted under this Program shall be by written notice to the Company's Chief Executive Officer, stating the number of shares as to which the option is being exercised and accompanied by payment in full for that number of shares. The option exercise price may be paid in cash and/or in shares of the Company's common stock (either through physical delivery or by attestation) at their Fair Market Value on the date of exercise, or by delivering a properly executed cashless exercise notice containing an irrevocable request to the Company to withhold the number of shares necessary to pay the exercise price.

6.      TERM

The term of each option shall be ten years from the date it is granted; provided, however, that in the case of options granted to any Eligible Director who has less than ten years remaining until his or her scheduled retirement date under the Company's retirement policy for directors, the options shall expire on the third anniversary of the Eligible Director's retirement from the Company's Board of Directors.

7.      TERMINATION OF SERVICE AS A DIRECTOR

        a. Retirement. If an Eligible Director retires from the Company's Board of Directors in accordance with the Company's retirement policy for directors or terminates service as a director under any other circumstances deemed by the Committee to be a "retirement" for purposes of this paragraph, then the Eligible Director's options, to the extent exercisable on the Eligible Director's retirement date, may be exercised at any time prior to the expiration of the term stated in the Award Agreement.

        b. Death or Disability. If an Eligible Director ceases to serve on the Company's Board of Directors because of the Eligible Director's death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Eligible Director's options may be exercised at any time, without regard to any vesting requirements, prior to the expiration of the term set forth in each Award Agreement, by the disabled Eligible Director or, in the case of a decedent's options, by the personal representative of the Eligible Director's estate or the person(s) to whom the Eligible Director's rights under the options have passed by will or the applicable laws of descent and distribution.

        c. Resignation or Other Termination. If an Eligible Director ceases to be a director of the Company for any reason other than the Eligible Director's death, disability or retirement, then to the extent the Eligible Director's options are vested on the Eligible Director's last day of service as a director, the options may be exercised at any time within one year after that date or until the expiration of the term stated in the applicable Award Agreement, whichever is earlier.

8.      NON-TRANSFERABLE

               Options granted to Eligible Directors shall not be transferable other than by will or the laws of descent and distribution and during the lifetime of a director shall be exercisable only by the director or, in the event the director becomes legally incompetent, by the Eligible Director's guardian.

9.      DEFERRAL OF GAINS

An Eligible Director may elect to defer the gain realized on exercise of any or all options granted to the Eligible Director under this Program, provided the exercise price is paid in shares of the Company's common stock already owned by the Eligible Director, subject to the terms and conditions set forth in the SAFECO Corporation Deferred Compensation Plan for Directors, as it may be amended from time to time, or any other plan or arrangement under which the gain is permitted to be deferred.

10.     CORPORATE TRANSACTIONS

In the event of a Change in Control of the Company, each option outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control.

11.     OTHER PROVISIONS

Except for certain provisions of the SAFECO Long-Term Incentive Plan whose application is clearly limited to employee participants, the provisions of the Plan, as it may be amended from time to time, shall apply to stock options granted to Eligible Directors under this Program.